Exhibit 99.2

CITIGROUP—QUARTERLY FINANCIAL DATA SUPPLEMENT 1Q06
Page Number
Citigroup Consolidated Financial Summary	1
Segment Income:
Product View	2
Regional View	3
Segment Net Revenues:
Product View	4
Regional View	5
Consolidated Statement of Income	6
Consolidated Balance Sheet	7
Segment Detail
Global Consumer:	8
U.S.
U.S. Cards	9—10
U.S. Retail Distribution	11—12
U.S. Consumer Lending	13—14
U.S. Commercial Business	15
International
International Cards	16—17
International Consumer Finance	18—19
International Retail Banking	20—21
Corporate and Investment Banking:	22
Income Statement	23
Revenue Details	24
Capital Markets and Banking	25
Transaction Services	26
Global Wealth Management:	27
Smith Barney	28
Private Bank	29
Alternative Investments	30
Citigroup Supplemental Detail
Average Balances—Yields	31
Return on Capital	32
Consumer Loan Delinquency Amounts, Net Credit Losses and Ratios	33
Allowance for Credit Losses:
Total Citigroup	34
Consumer Loans	35
Corporate Loans	36
Components of Provision for Loan Losses	37
Non-Performing Assets	38

CITIGROUP—FINANCIAL SUMMARY
(In millions of dollars, except per share amounts)

Citigroup, the leading global financial services company, has some 200 million customer accounts and does business in more than 100 countries, providing consumers, corporations, governments and institutions a complete range of financial products and services.

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006		1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
Income from Continuing Operations	$5,115	$4,731	$4,988	$4,972	$5,555		9%
Discontinued Operations, After-tax	326	342	2,155	2,009	84
Cumulative Effect of Accounting Change	—	—	—	(49)	—

Net Income	$5,441	$5,073	$7,143	$6,932	$5,639		4%

Diluted Earnings Per Share:
Income from Continuing Operations	$0.98	$0.91	$0.97	$0.98	$1.11		13%

Net Income	$1.04	$0.97	$1.38	$1.37	$1.12		8%

Adjusted weighted average common shares applicable to Diluted EPS (in millions)	5,226.0	5,208.1	5,146.0	5,061.3	5,007.9

Preferred Dividends—Diluted	$17	$17	$17	$17	$16

Common Shares Outstanding, at period end (in millions)	5,202.2	5,170.1	5,059.0	4,980.2	4,971.2

Tier 1 Capital Ratio	8.78%	8.71%	9.12%	8.79%	8.5	%*

Total Capital Ratio	12.03%	11.87%	12.37%	12.02%	11.7	%*

Leverage Ratio	5.19%	5.19%	5.53%	5.35%	5.2	%*

Total Assets, at period end (in billions)	$1,489.9	$1,547.8	$1,472.8	$1,494.0	$1,586.2	*

Stockholders' Equity, at period end (in billions)	$110.5	$113.0	$111.8	$112.5	$114.4	*

Equity and Trust Securities, at period end (in billions)	$116.9	$119.5	$118.2	$118.8	$120.6	*

Book Value Per Share, at period end	$21.03	$21.65	$21.88	$22.37	$22.82	*

Return on Common Equity (Net Income)	20.3%	18.4%	25.4%	25.0%	20.3%

Return on Risk Capital (Income from Continuing Operations)	40%	36%	37%	37%	41%

*
Preliminary

CITIGROUP—NET INCOME
PRODUCT VIEW
(In millions of dollars)

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
Global Consumer:
U.S. Cards	$778	$735	$797	$444	$926	19%
U.S. Retail Distribution	564	478	319	391	515	(9%)
U.S. Consumer Lending	486	507	487	458	437	(10%)
U.S. Commercial Business	252	134	222	121	126	(50%)

Total U.S. Consumer(1)	2,080	1,854	1,825	1,414	2,004	(4%)

International Cards	302	331	383	357	291	(4%)
International Consumer Finance	139	177	152	174	168	21%
International Retail Banking	498	593	427	565	677	36%

Total International Consumer	939	1,101	962	1,096	1,136	21%

Other	(176)	(58)	(64)	(76)	(67)	62%

Total Global Consumer	2,843	2,897	2,723	2,434	3,073	8%

Corporate and Investment Banking:
Capital Markets and Banking	1,439	1,043	1,424	1,421	1,618	12%
Transaction Services	245	288	327	275	323	32%
Other(2)	(5)	41	46	351	(12)	NM

Total Corporate and Investment Banking	1,679	1,372	1,797	2,047	1,929	15%

Global Wealth Management:
Smith Barney	197	239	227	208	168	(15%)
Private Bank	122	83	79	89	119	(2%)

Total Global Wealth Management	319	322	306	297	287	(10%)

Alternative Investments	362	385	339	351	353	(2%)
Corporate/Other	(88)	(245)	(177)	(157)	(87)	1%
Income From Continuing Operations	5,115	4,731	4,988	4,972	5,555	9%
Discontinued Operations(3)(4)	326	342	2,155	2,009	84
Cumulative Effect of Accounting Change(5)	—	—	—	(49)	—
Net Income	$5,441	$5,073	$7,143	$6,932	$5,639	4%

(1)
U.S. disclosure includes Canada and Puerto Rico.

(2)
The 2005 fourth quarter includes a $375 million after-tax release of WorldCom Settlement and Litigation Reserves.

(3)
Discontinued Operations includes the operations from the Company's January 31, 2005 announced agreement for the sale of Citigroup's Travelers Life & Annuity, and substantially all of Citigroup's international insurance business, to MetLife, Inc. The transaction closed during the 2005 third quarter and resulted in a $3.4 billion ($2.1 billion after-tax) gain.

(4)
Discontinued Operations includes the operations from the Company's June 24, 2005 announced agreement for the sale of substantially all of Citigroup's Asset Management business to Legg Mason, Inc. The transaction closed during the 2005 fourth quarter and resulted in a $3.4 billion ($2.1 billion after-tax) gain.

(5)
Cumulative Effect of Accounting Change represents the adoption of FIN 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of SFAS No. 143". This pronouncement is applicable to real estate leasing agreements that required Citigroup to restore the leased space back to its original condition upon termination of the lease.

NM Not meaningful

Reclassified to conform to the current period's presentation.

CITIGROUP—NET INCOME
REGIONAL VIEW
(In millions of dollars)

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
U.S.(1)
Global Consumer	$1,904	$1,796	$1,761	$1,338	$1,937	2%
Corporate and Investment Banking	893	462	637	958	515	(42%)
Global Wealth Management	273	315	288	265	228	(16%)

Total U.S.	3,070	2,573	2,686	2,561	2,680	(13%)

Mexico
Global Consumer	277	368	511	276	358	29%
Corporate and Investment Banking	83	76	177	114	78	(6%)
Global Wealth Management	13	10	12	9	8	(38%)

Total Mexico	373	454	700	399	444	19%

Europe, Middle East and Africa (EMEA)
Global Consumer	122	124	(154)	282	185	52%
Corporate and Investment Banking	188	336	358	248	635	NM
Global Wealth Management	(1)	3	8	(2)	3	NM

Total EMEA	309	463	212	528	823	NM

Japan
Global Consumer	175	188	169	174	188	7%
Corporate and Investment Banking	48	54	58	338	85	77%
Global Wealth Management	(8)	(45)	(29)	—	—	100%

Total Japan	215	197	198	512	273	27%

Asia (excluding Japan)
Global Consumer	311	341	375	323	347	12%
Corporate and Investment Banking	322	249	382	295	414	29%
Global Wealth Management	35	31	26	24	45	29%

Total Asia	668	621	783	642	806	21%

Latin America
Global Consumer	54	80	61	41	58	7%
Corporate and Investment Banking	145	195	185	94	202	39%
Global Wealth Management	7	8	1	1	3	(57%)

Total Latin America	206	283	247	136	263	28%

Alternative Investments	362	385	339	351	353	(2%)
Corporate / Other	(88)	(245)	(177)	(157)	(87)	1%
Income From Continuing Operations	5,115	4,731	4,988	4,972	5,555	9%
Discontinued Operations	326	342	2,155	2,009	84
Cumulative Effect of Accounting Change	—	—	—	(49)	—
Net Income	$5,441	$5,073	$7,143	$6,932	$5,639	4%
Total International	$1,771	$2,018	$2,140	$2,217	$2,609	47%

(1)
Excludes Alternative Investments and Corporate / Other which are predominantly related to the U.S. The U.S. regional disclosure includes Canada and Puerto Rico. Global Consumer for the U.S includes Other Consumer.

NM    Not meaningful

Reclassified to conform to the current period's presentation.

CITIGROUP—NET REVENUES
PRODUCT VIEW
(In millions of dollars)

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
Global Consumer:
U.S. Cards	$3,455	$3,263	$3,381	$2,725	$3,234	(6%)
U.S. Retail Distribution	2,457	2,360	2,339	2,359	2,296	(7%)
U.S. Consumer Lending	1,373	1,376	1,332	1,388	1,260	(8%)
U.S. Commercial Business	678	491	649	481	470	(31%)

Total U.S. Consumer(1)	7,963	7,490	7,701	6,953	7,260	(9%)

International Cards	1,105	1,176	1,209	1,360	1,280	16%
International Consumer Finance	948	963	950	958	962	1%
International Retail Banking	2,305	2,396	2,474	2,552	2,467	7%

Total International Consumer	4,358	4,535	4,633	4,870	4,709	8%

Other	(203)	(18)	(13)	(24)	(14)	93%

Total Global Consumer	12,118	12,007	12,321	11,799	11,955	(1%)
Corporate and Investment Banking:
Capital Markets and Banking	4,899	3,965	5,187	4,919	5,896	20%
Transaction Services	1,137	1,191	1,246	1,317	1,382	22%
Other	1	—	1	—	1	—

Total Corporate and Investment Banking	6,037	5,156	6,434	6,236	7,279	21%
Global Wealth Management:
Smith Barney	1,669	1,647	1,728	1,781	1,987	19%
Private Bank	504	453	446	456	496	(2%)

Total Global Wealth Management	2,173	2,100	2,174	2,237	2,483	14%
Alternative Investments	866	1,112	720	732	675	(22%)
Corporate / Other	2	(206)	(151)	(225)	(209)	NM
Total Net Revenues	$21,196	$20,169	$21,498	$20,779	$22,183	5%

(1)
U.S. disclosure includes Canada and Puerto Rico.

NM    Not meaningful

Reclassified to conform to the current period's presentation.

CITIGROUP—NET REVENUES
REGIONAL VIEW
(In millions of dollars)

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
U.S.(1)
Global Consumer	$7,760	$7,472	$7,688	$6,929	$7,246	(7%)
Corporate and Investment Banking	2,779	1,948	2,810	2,364	2,923	5%
Global Wealth Management	1,872	1,852	1,923	1,981	2,154	15%

Total U.S.	12,411	11,272	12,421	11,274	12,323	(1%)

Mexico
Global Consumer	960	1,055	1,139	1,219	1,149	20%
Corporate and Investment Banking	159	170	236	212	186	17%
Global Wealth Management	31	31	30	32	31	—

Total Mexico	1,150	1,256	1,405	1,463	1,366	19%

Europe, Middle East and Africa (EMEA)
Global Consumer	1,248	1,256	1,271	1,426	1,270	2%
Corporate and Investment Banking	1,694	1,708	1,801	1,646	2,296	36%
Global Wealth Management	71	71	79	74	75	6%

Total EMEA	3,013	3,035	3,151	3,146	3,641	21%

Japan
Global Consumer	821	827	803	800	775	(6%)
Corporate and Investment Banking	180	187	211	646	296	64%
Global Wealth Management	22	(15)	(13)	—	—	(100%)

Total Japan	1,023	999	1,001	1,446	1,071	5%

Asia (excluding Japan)
Global Consumer	1,072	1,116	1,141	1,132	1,189	11%
Corporate and Investment Banking	915	761	1,004	1,017	1,132	24%
Global Wealth Management	119	111	107	103	180	51%

Total Asia	2,106	1,988	2,252	2,252	2,501	19%

Latin America
Global Consumer	257	281	279	293	326	27%
Corporate and Investment Banking	310	382	372	351	446	44%
Global Wealth Management	58	50	48	47	43	(26%)

Total Latin America	625	713	699	691	815	30%

Alternative Investments	866	1,112	720	732	675	(22%)
Corporate/Other	2	(206)	(151)	(225)	(209)	NM

Total Net Revenues	$21,196	$20,169	$21,498	$20,779	$22,183	5%

Total International	$7,917	$7,991	$8,508	$8,998	$9,394	19%

(1)
Excludes Alternative Investments and Corporate/Other which are predominantly related to the U.S. The U.S. regional disclosure includes Canada and Puerto Rico. Global Consumer for the U.S includes Other Consumer.

NM
Not meaningful

Reclassified to conform to the current period's presentation.

CITIGROUP CONSOLIDATED STATEMENT OF INCOME
(In millions of dollars)

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
Revenues
Loan interest, including fees	$11,273	$11,486	$12,066	$12,363	$12,809	14%
Other interest and dividends	6,262	6,981	7,309	8,281	9,055	45%
Insurance premiums	735	793	743	861	770	5%
Commissions and fees	4,209	3,978	4,825	4,131	5,188	23%
Principal transactions	2,215	844	1,950	1,434	2,117	(4%)
Asset management and administration fees	1,508	1,488	1,522	1,601	1,705	13%
Realized gains (losses) from sales of investments	243	455	284	980	379	56%
Other revenue	2,175	2,812	2,448	2,063	2,267	4%

Total revenues	28,620	28,837	31,147	31,714	34,290	20%
Interest expense	7,424	8,668	9,649	10,935	12,107	63%

Total revenues, net of interest expense	21,196	20,169	21,498	20,779	22,183	5%

Provisions for Credit Losses and for Benefits and Claims
Policyholder benefits and claims	217	212	215	223	227	5%
Provision for loan losses	1,813	1,720	2,525	1,871	1,396	(23%)
Provision for unfunded lending commitments	—	100	100	50	50	—

Total provisions for credit losses and for benefits and claims	2,030	2,032	2,840	2,144	1,673	(18%)

Operating Expenses
Compensation and benefits	6,486	6,033	6,792	6,461	8,263	27%
Net occupancy expense	1,241	1,271	1,270	1,359	1,382	11%
Technology / communication expense	866	884	892	882	886	2%
Advertising and marketing expense	641	620	587	685	603	(6%)
Other operating	2,170	2,164	1,872	1,987	2,224	2%

Total operating expenses	11,404	10,972	11,413	11,374	13,358	17%

Income from Continuing Operations before Income Taxes and Minority Interest and Cumulative Effect of Accounting Change	7,762	7,165	7,245	7,261	7,152	(8%)
Provision (benefit) for income taxes	2,484	2,179	2,164	2,251	1,537	(38%)
Minority interest, net of income taxes	163	255	93	38	60	(63%)

Income from Continuing Operations before Cumulative Effect of Accounting Change	5,115	4,731	4,988	4,972	5,555	9%

Discontinued Operations(1)(2)
Income from Discontinued Operations	483	493	49	(117)	1
Gain on Sale	—	—	3,386	3,404	21
Provision for income taxes and minority interest, net of taxes	157	151	1,280	1,278	(62)

Income from Discontinued Operations, net	326	342	2,155	2,009	84
Cumulative Effect of Accounting Change(3)	—	—	—	(49)	—

Net Income	$5,441	$5,073	$7,143	$6,932	$5,639	4%

(1)
Discontinued Operations includes the operations from the Company's January 31, 2005 announced agreement for the sale of Citigroup's Travelers Life & Annuity, and substantially all of Citigroup's international insurance business, to MetLife, Inc. The transaction closed during the 2005 third quarter and resulted in a $3.4 billion ($2.1 billion after-tax) gain.

(2)
Discontinued Operations includes the operations from the Company's June 24, 2005 announced agreement for the sale of substantially all of Citigroup's Asset Management business to Legg Mason, Inc. The transaction closed during the 2005 fourth quarter and resulted in a $3.4 billion ($2.1 billion after-tax) gain.

(3)
Cumulative Effect of Accounting Change represents the adoption of FIN 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of SFAS No. 143". This pronouncement is applicable to real estate leasing agreements that required Citigroup to restore the leased space back to its original condition upon termination of the lease.

Reclassified to conform to the current period's presentation.

CITIGROUP CONSOLIDATED BALANCE SHEET
(In millions of dollars)

	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005	March 31, 2006 (1)	March 31, 2006 vs. December 31, 2005 Inc (Decr)
Assets
Cash and due from banks (including segregated cash and other deposits)	$25,620	$28,942	$28,438	$28,373	$26,355	(7%)
Deposits at interest with banks	28,568	31,322	30,604	26,904	28,276	5%
Federal funds sold and securities borrowed or purchased under agreements to resell	202,099	232,369	236,105	217,464	239,552	10%
Brokerage receivables	40,747	42,977	42,006	42,823	42,569	(1%)
Trading account assets	272,841	281,035	293,416	295,820	328,135	11%
Investments	167,589	165,587	165,905	180,597	193,970	7%
Loans, net of unearned income
Consumer	430,008	433,057	440,145	454,620	462,068	2%
Corporate	117,651	123,880	126,276	128,883	143,239	11%

Loans, net of unearned income	547,659	556,937	566,421	583,503	605,307	4%
Allowance for credit losses	(10,894)	(10,418)	(10,015)	(9,782)	(9,505)	3%

Total loans, net	536,765	546,519	556,406	573,721	595,802	4%
Goodwill	32,076	32,235	32,240	33,130	32,933	(1%)
Intangible assets	15,572	13,894	14,376	14,749	15,092	2%
Other assets	72,936	78,485	72,117	80,456	83,517	4%
Assets of discontinued operations held for sale	95,078	94,424	1,180	—	—	—

Total assets	$1,489,891	$1,547,789	$1,472,793	$1,494,037	$1,586,201	6%

Liabilities
Non-interest-bearing deposits in U.S. offices	$39,092	$38,312	$38,673	$37,405	$38,684	3%
Interest-bearing deposits in U.S. offices	159,889	159,825	162,310	169,277	176,032	4%
Non-interest-bearing deposits in offices outside the U.S.	29,930	31,281	32,374	32,614	34,323	5%
Interest-bearing deposits in offices outside the U.S.	339,963	343,156	347,756	353,299	379,118	7%

Total deposits	568,874	572,574	581,113	592,595	628,157	6%
Federal funds purchased and securities loaned or sold under agreements to repurchase	217,599	252,774	243,819	242,392	279,540	15%
Brokerage payables	52,088	53,600	57,330	70,994	70,214	(1%)
Trading account liabilities	120,511	133,807	140,723	121,108	144,888	20%
Short-term borrowings	62,704	62,984	58,224	66,930	58,130	(13%)
Long-term debt	207,935	211,346	213,894	217,499	227,165	4%
Other liabilities (2)	63,271	63,455	65,488	69,982	63,689	(9%)
Liabilities of discontinued operations held for sale	86,373	84,212	365	—	—	—

Total liabilities	1,379,355	1,434,752	1,360,956	1,381,500	1,471,783	7%

Stockholders' equity
Preferred Stock	1,125	1,125	1,125	1,125	1,000	(11%)
Common Stock	55	55	55	55	55	—
Additional paid-in capital	16,243	17,160	17,636	17,483	17,119	(2%)
Retained earnings	105,269	108,026	112,868	117,555	120,703	3%
Treasury stock	(10,475)	(12,299)	(17,290)	(21,149)	(21,753)	(3%)
Accumulated other changes in equity from nonowner sources	(1,681)	(1,030)	(2,557)	(2,532)	(2,706)	(7%)

Total stockholders' equity	110,536	113,037	111,837	112,537	114,418	2%

Total liabilities and stockholders' equity	$1,489,891	$1,547,789	$1,472,793	$1,494,037	$1,586,201	6%

(1)
Preliminary.

(2)
Includes allowance for credit losses for letters of credit and unfunded lending commitments of $600 million, $700 million, $800 million and $850 million for the first, second, third and fourth quarters of 2005, respectively, and $900 million in the first quarter of 2006.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER
(In millions of dollars)

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
Global Consumer:
Total Revenues, Net of Interest Expense	$12,118	$12,007	$12,321	$11,799	$11,955	(1%)
Total Operating Expenses	5,846	5,753	5,657	6,062	6,357	9%
Provisions for Loan Losses and for Benefits and Claims	2,102	2,047	2,770	2,144	1,668	(21%)

Income Before Taxes and Minority Interest	4,170	4,207	3,894	3,593	3,930	(6%)
Income Taxes	1,314	1,295	1,153	1,142	847	(36%)
Minority Interest, Net of Tax	13	15	18	17	10	(23%)

Net Income	$2,843	$2,897	$2,723	$2,434	$3,073	8%

U.S.:
Total Revenues, Net of Interest Expense	$7,963	$7,490	$7,701	$6,953	$7,260	(9%)
Total Operating Expenses	3,337	3,358	3,290	3,464	3,569	7%
Provisions for Loan Losses and for Benefits and Claims	1,429	1,317	1,573	1,281	901	(37%)

Income Before Taxes and Minority Interest	3,197	2,815	2,838	2,208	2,790	(13%)
Income Taxes	1,104	945	996	778	777	(30%)
Minority Interest, Net of Tax	13	16	17	16	9	(31%)

Net Income	$2,080	$1,854	$1,825	$1,414	$2,004	(4%)

International:
Total Revenues, Net of Interest Expense	$4,358	$4,535	$4,633	$4,870	$4,709	8%
Total Operating Expenses	2,422	2,320	2,280	2,498	2,621	8%
Provisions for Loan Losses and for Benefits and Claims	673	730	1,197	863	767	14%

Income Before Taxes and Minority Interest	1,263	1,485	1,156	1,509	1,321	5%
Income Taxes	324	385	193	412	184	(43%)
Minority Interest, Net of Tax	—	(1)	1	1	1	—

Net Income	$939	$1,101	$962	$1,096	$1,136	21%

Other Consumer:
Total Revenues, Net of Interest Expense	$(203)	$(18)	$(13)	$(24)	$(14)	93%
Total Operating Expenses	87	75	87	100	167	92%

Income Before Taxes	(290)	(93)	(100)	(124)	(181)	38%
Income Taxes	(114)	(35)	(36)	(48)	(114)	—

Net Income	$(176)	$(58)	$(64)	$(76)	$(67)	62%

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER
U.S.
CARDS—Page 1
(In millions of dollars)

For your convenience, an excerpt from our 2006 first quarter earnings press release is set out below. The full text of the press release, and those from prior periods, are available on Citigroup's website at www.citigroup.com.

—
Net income increased 19%, partially reflecting sharply lower credit costs. Credit costs declined, as lower bankruptcy filings and a continued favorable credit environment combined to drive the managed net credit loss ratio down by 168 bps to 3.90%.

—
Revenues declined, reflecting lower average managed receivables and continued net interest margin compression. Receivables growth in reward and private label cards was more than offset by declines in traditional card products. The benefit of 11% growth in purchase sales was offset by increased payment rates.

—
2006 first quarter results include the impact from SFAS 123(R) charges and tax benefits from the resolution of a federal tax audit. See Schedule A on page 8 of the 1Q06 earnings press release.

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
Total Revenues, Net of Interest Expense (1)	$3,455	$3,263	$3,381	$2,725	$3,234	(6%)
Total Operating Expenses	1,500	1,503	1,458	1,541	1,532	2%

Net Credit Losses	756	640	649	692	446	(41%)
Credit Reserve Build / (Release)	—	—	30	(200)	(72)	—
Provision for Benefits & Claims	—	—	—	—	21	—

Provision for Loan Losses and for Benefits and Claims	756	640	679	492	395	(48%)

Income Before Taxes and Minority Interest	1,199	1,120	1,244	692	1,307	9%
Income Taxes and Minority Interest	421	385	447	248	381	(10%)

Net Income	$778	$735	$797	$444	$926	19%

Average Assets (in billions of dollars)	$71	$65	$63	$63	$63	(11%)
Return on Assets	4.44%	4.54%	5.02%	2.80%	5.96%
Net Credit Loss Ratio	5.77%	5.47%	5.76%	6.38%	4.27%
Average Risk Capital	$5,638	$5,855	$5,848	$5,756	$5,563	(1%)
Return on Risk Capital	56%	50%	54%	31%	68%
Return on Invested Capital	23%	21%	22%	13%	28%
KEY INDICATORS—Managed Basis (2) (in billions of dollars)
Return on Managed Assets	2.12%	2.04%	2.20%	1.22%	2.59%
Average Managed Loans:
Securitized	$86.4	$87.7	$89.8	$92.8	$94.7	10%
Held for Sale	0.2	0.6	—	0.7	0.3	50%
On Balance Sheet	53.1	47.0	44.7	43.0	42.3	(20%)

Total Managed	$139.7	$135.3	$134.5	$136.5	$137.3	(2%)

Bankcards	$114.4	$110.4	$109.2	$109.6	$110.4	(3%)
Private Label	25.3	24.9	25.3	26.9	26.9	6%

Total Managed	$139.7	$135.3	$134.5	$136.5	$137.3	(2%)

End of Period Managed Loans:
Bankcards	$111.9	$110.2	$109.1	$113.7	$109.7	(2%)
Private Label	24.7	25.2	25.6	27.9	26.2	6%

Total	$136.6	$135.4	$134.7	$141.6	$135.9	(1%)

(1)
The 2005 first quarter, 2005 second quarter, 2005 third quarter, 2005 fourth quarter and 2006 first quarter include releases of $129 million, $102 million, $137 million, $186 million and $90 million, respectively, from the allowance for credit losses related to loan receivables that were securitized during the quarter.

(2)
Managed basis presentation includes results from both the on-balance sheet loans and off- balance sheet loans, and excludes the impact of card securitization activity. Managed disclosures assume that securitized loans have not been sold and present the results of the securitized loans in the same manner as the Company's owned loans.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER
U.S.
CARDS—Page 2
(In millions of dollars)

		1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
SUPPLEMENTAL DISCLOSURE—Managed Basis(1):
EOP Open Accounts (in millions)		124.5	122.7	119.4	131.2	131.1	5%
Purchase Sales (in billions of dollars)(2)		$61.7	$69.8	$70.9	$75.8	$68.4	11%
Managed Average Yield(3)	Bankcards	12.17%	12.42%	12.76%	12.43%	12.85%
	Private Label	19.99%	19.43%	19.24%	18.91%	19.55%

	Total	13.58%	13.71%	13.98%	13.71%	14.16%

Managed Net Interest Revenue (in millions of dollars)(4)	Bankcards	$2,690	$2,572	$2,650	$2,524	$2,471	(8%)
	Private Label	1,111	1,048	1,088	1,124	1,076	(3%)

	Total	$3,801	$3,620	$3,738	$3,648	$3,547	(7%)

Managed Net Interest Revenue as a % of Average Managed Loans	Bankcards	9.54%	9.35%	9.64%	9.14%	9.09%
	Private Label	17.81%	16.88%	17.06%	16.58%	16.22%

	Total	11.03%	10.74%	11.03%	10.60%	10.48%

Managed Net Credit Margin (in millions of dollars)(5)	Bankcards	$1,888	$1,798	$1,881	$823	$2,146	14%
	Private Label	642	635	672	652	617	(4%)

	Total	$2,530	$2,433	$2,553	$1,475	$2,763	9%

Managed Net Credit Margin as a % of Average Managed Loans	Bankcards	6.69%	6.54%	6.84%	2.98%	7.88%
	Private Label	10.29%	10.23%	10.54%	9.62%	9.30%

	Total	7.34%	7.22%	7.54%	4.29%	8.16%

Managed Net Credit Losses (in millions of dollars)	Bankcards	$1,490	$1,564	$1,531	$1,828	$948	(36%)
	Private Label	431	392	385	470	373	(13%)

	Total	$1,921	$1,956	$1,916	$2,298	$1,321	(31%)

Coincident Managed Net	Bankcards	5.28%	5.69%	5.57%	6.61%	3.49%
	Private Label	6.91%	6.31%	6.04%	6.93%	5.62%

	Total	5.58%	5.80%	5.66%	6.68%	3.90%

12 Month Lagged Managed Net Credit Loss Ratio
		5.70%	5.84%	5.58%	6.50%	3.83%
Managed Loans 90+Days Past Due	Bankcards	$1,716	$1,580	$1,579	$1,553	$1,536	(10%)
	Private Label	684	672	701	922	825	21%

	Total	$2,400	$2,252	$2,280	$2,475	$2,361	(2%)

% of EOP Managed Loans	Bankcards	1.53%	1.43%	1.45%	1.37%	1.40%
	Private Label	2.78%	2.67%	2.74%	3.30%	3.15%
	Total	1.76%	1.66%	1.69%	1.75%	1.74%

(1)
Managed basis presentation includes results from both the on-balance sheet loans and off- balance sheet loans, and excludes the impact of card securitization activity. Managed disclosures assume that securitized loans have not been sold and present the results of the securitized loans in the same manner as the Company's owned loans.

(2)
Purchase Sales represents customers' purchased sales plus cash advances.

(3)
Gross interest revenue earned divided by average managed loans.

(4)
Includes certain fees that are recorded as interest revenue.

(5)
Total Revenues, net of Interest Expense, less Net Credit Losses.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER
U.S.
RETAIL DISTRIBUTION—Page 1
(In millions of dollars)

For your convenience, an excerpt from our 2006 first quarter earnings press release is set out below. The full text of the press release, and those from prior periods, are available on Citigroup's website at www.citigroup.com.

—
Revenues and net income declined primarily due to the absence of a $110 million pre-tax gain in prior year quarter relating to the resolution of litigation. Growth in deposits and loans, up 6% and 8%, respectively, and a 26% increase in investment product sales, were more than offset by lower net interest margin. Lower net interest margin was driven in part by a shift in customer liabilities from demand deposits to certificates of deposit.

—
Expenses increased 13%, reflecting higher business volumes and investment in new branches, new product development and technology. During the quarter, 36 new branches were opened.

—
Credit costs declined 70 basis points to an NCL rate of 2.66%, reflecting lower bankruptcy filings.

—
2006 first quarter results include the impact from SFAS 123(R) charges and tax benefits from the resolution of a federal tax audit. See Schedule A on page 8 of the 1Q06 earnings press release.

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
Total Revenues, Net of Interest Expense:
Citibank Branches	$853	$766	$754	$730	$737	(14%)
Citifinancial Branches	1,053	1,054	1,035	1,048	1,008	(4%)
Primerica Financial Services	551	540	550	581	551	—

Total Revenues, Net of Interest Expense	2,457	2,360	2,339	2,359	2,296	(7%)
Total Operating Expenses	1,085	1,107	1,099	1,116	1,221	13%
Net Credit Losses	326	346	314	418	279	(14%)
Credit Reserve Build/(Release)	(17)	—	275	44	(55)	NM
Provision for Benefits & Claims	182	177	170	175	163	(10%)

Provision for Loan Losses and for Benefits and Claims	491	523	759	637	387	(21%)

Income Before Taxes	881	730	481	606	688	(22%)
Income Taxes	317	252	162	215	173	(45%)

Net Income	$564	$478	$319	$391	$515	(9%)

Average Assets (in billions of dollars)	$63	$64	$65	$65	$66	5%
Return on Assets	3.63%	3.00%	1.95%	2.39%	3.16%
Average Risk Capital	$2,940	$2,983	$3,003	$2,982	$3,459	18%
Return on Risk Capital	78%	64%	42%	52%	60%
Return on Invested Capital	20%	18%	13%	15%	23%
Net Income by Business:
Citibank Branches	$185	$114	$111	$96	$100	(46%)
Citifinancial Branches	245	228	72	151	265	8%
Primerica Financial Services	134	136	136	144	150	12%

Total Net Income	$564	$478	$319	$391	$515	(9%)

NM
Not meaningful

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER
U.S.
RETAIL DISTRIBUTION—Page 2
(In millions of dollars)

		1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
KEY INDICATORS:
Average Loans	Citibank Branches	$8.2	$8.5	$8.8	$9.1	$9.4	15%
(in billions of dollars)	CitiFinancial Branches	31.2	31.2	31.9	32.6	33.1	6%

	Total	$39.4	$39.7	$40.7	$41.7	$42.5	8%

Average Loans by Product	Real estate secured loans	$20.4	$20.8	$21.2	$21.8	$22.3	9%
(in billions of dollars)	Personal loans	14.4	14.4	14.8	15.0	15.2	6%
	Sales finance and other	4.6	4.5	4.7	4.9	5.0	9%

	Total	$39.4	$39.7	$40.7	$41.7	$42.5	8%

Net Interest Revenue	Citibank Branches	$513	$523	$509	$512	$501	(2%)
(in millions of dollars)	CitiFinancial Branches	918	918	919	903	891	(3%)
	Primerica Financial Services	58	55	60	69	59	2%

	Total	$1,489	$1,496	$1,488	$1,484	$1,451	(3%)

Net Credit Loss Ratio		3.36%	3.50%	3.06%	3.98%	2.66%
Loans 90+ Days Past Due (in millions of dollars)		$782	$723	$787	$818	$740	(5%)
% of EOP Loans		1.98%	1.79%	1.91%	1.94%	1.73%
Number of Branches:	Citibank	883	885	884	896	906	3%
	CitiFinancial	2,273	2,273	2,274	2,277	2,299	1%

	Total	3,156	3,158	3,158	3,173	3,205	2%

Total EOP Accounts (in millions)	Citibank Branches	10.3	10.4	10.5	10.5	10.7	4%
	CitiFinancial Branches	5.3	5.3	5.4	5.5	5.3	—
	Primerica Financial Services	4.8	4.8	4.9	4.8	4.9	2%

	Total	20.4	20.5	20.8	20.8	20.9	2%

Citibank Branches—Average Balances (in billions of dollars)
Checking, Savings & Money Market Deposits		$65.6	$66.4	$65.1	$63.6	$64.1	(2%)
Time Deposits, CDs and Other		10.9	12.6	13.2	14.5	16.2	49%

Total Branch Deposits		76.5	79.0	78.3	78.1	80.3	5%
Smith Barney Bank Deposit Program		42.3	41.4	41.3	42.2	45.3	7%

Total Deposits		$118.8	$120.4	$119.6	$120.3	$125.6	6%

Checking Accounts (in millions)		3.5	3.5	3.5	3.5	3.6	3%
EOP Investment AUMs (in billions of dollars)		$39.8	$40.7	$41.6	$42.5	$43.8	10%
Total Investment Product Sales (in billions of dollars)		$3.1	$3.0	$3.2	$3.0	$3.9	26%
Primerica Financial Services:
Life Insurance in Force (in billions of dollars)		$553.1	$562.7	$572.4	$581.3	$583.9	6%
Loan Volumes (in millions of dollars)		$972.8	$963.6	$1,099.9	$1,381.4	$1,087.0	12%
Mutual Fund Sales at NAV (in millions of dollars)		$903	$865	$798	$791	$971	8%
Variable Annuity Net Written Premiums & Deposits (in millions of dollars)		$328	$271	$283	$302	$388	18%
Investment AUMs (EOP) (in billions of dollars)		$27.5	$28.0	$29.3	$30.1	$31.2	13%

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER
U.S.
CONSUMER LENDING—Page 1
(In millions of dollars)

For your convenience, an excerpt from our 2006 first quarter earnings press release is set out below. The full text of the press release, and those from prior periods, are available on Citigroup's website at www.citigroup.com.

—
Revenues declined as 18% growth in average loans was offset by net interest margin compression across all loan portfolios. The revenue decrease also reflected lower net mortgage servicing revenues and lower gains on the sale of real estate loans.

—
Expenses increased 10% due to increased business volumes. Credit conditions remained favorable, leading to a decline in net credit loss ratios.

—
2006 first quarter results include the impact from SFAS 123(R) charges and tax benefits from the resolution of a federal tax audit. See Schedule A on page 8 of the 1Q06 earnings press release.

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
Total Revenues, Net of Interest Expense:
Real Estate Lending	$924	$888	$836	$910	$843	(9%)
Student Loans	132	176	173	171	117	(11%)
Auto	317	312	323	307	300	(5%)

Total Revenues, Net of Interest Expense	1,373	1,376	1,332	1,388	1,260	(8%)
Total Operating Expenses	411	413	425	451	453	10%
Net Credit Losses	181	146	168	178	176	(3%)
Credit Reserve Build / (Release)	(1)	1	(56)	(8)	(31)	NM
Provision for Benefits & Claims	2	1	2	—	(2)	NM

Provision for Loan Losses and for Benefits and Claims	182	148	114	170	143	(21%)

Income Before Taxes and Minority Interest	780	815	793	767	664	(15%)
Income Taxes	281	292	289	293	218	(22%)
Minority Interest, Net of Tax	13	16	17	16	9	(31%)

Net Income	$486	$507	$487	$458	$437	(10)%

Average Assets (in billions of dollars)	$178	$186	$192	$201	$209	17%
Return on Assets	1.11%	1.09%	1.01%	0.90%	0.85%
Average Risk Capital	$3,291	$3,341	$3,218	$3,270	$3,732	13%
Return on Risk Capital	60%	61%	60%	56%	47%
Return on Invested Capital	38%	32%	31%	29%	27%
Net Income by Business:
Real Estate Lending	$363	$356	$318	$341	$328	(10%)
Student Loans	52	62	62	58	38	(27%)
Auto	71	89	107	59	71	—

Total Net Income	$486	$507	$487	$458	$437	(10%)

NM
Not meaningful

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER
U.S.
CONSUMER LENDING—Page 2

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
KEY INDICATORS:
Real Estate Lending—Balances (in billions of dollars):
Average Loans	$122.2	$126.5	$132.2	$141.5	$149.6	22%
Originations	$25.9	$33.3	$37.0	$35.7	$32.4	25%
Third Party Mortgage Servicing Portfolio (EOP)	$288.8	$287.2	$293.5	$293.8	$307.4	6%
Net Servicing & Gain/(Loss) on Sale—(in millions of dollars)	$82.3	$82.3	$51.9	$77.1	$10.5	(87%)
Net Interest Revenue—(in millions of dollars)	$831	$793	$774	$815	$812	(2%)
NIR as a % of Average Loans	2.76%	2.51%	2.32%	2.29%	2.20%
Net Credit Loss Ratio	0.23%	0.19%	0.17%	0.16%	0.19%
Loans 90+Days Past Due—(in millions of dollars)	$1,911	$1,672	$1,697	$1,766	$1,605	(16%)
% of EOP Loans	1.54%	1.31%	1.24%	1.22%	1.03%
Student Loans—Balances (in billions of dollars):
Average Loans	$24.9	$25.7	$25.3	$24.9	$24.7	(1%)
Originations	$2.6	$1.6	$3.8	$2.8	$2.9	12%
Net Interest Revenue—(in millions of dollars)	$134	$129	$121	$109	$104	(22%)
NIR as a % of Average Loans	2.18%	2.01%	1.90%	1.74%	1.71%
Net Credit Loss Ratio	0.02%	0.07%	0.04%	0.08%	0.03%
Loans 90+Days Past Due—(in millions of dollars)	$773	$792	$814	$743	$729	(6%)
% of EOP Loans	3.06%	3.25%	3.25%	3.11%	2.95%
Auto—(in billions of dollars):
Average Loans	$11.0	$11.4	$11.9	$12.3	$12.8	16%
Originations	$1.4	$1.6	$1.9	$1.5	$2.0	43%
Net Interest Revenue—(in millions of dollars)	$308	$305	$314	$298	$291	(6%)
NIR as a % of Average Loans	11.36%	10.73%	10.47%	9.61%	9.22%
Net Credit Margin (NCM)—(in millions of dollars)	$204	$231	$213	$191	$196	(4%)
NCM as a % of Average Loans	7.52%	8.13%	7.10%	6.16%	6.21%
Net Credit Loss Ratio	4.17%	2.81%	3.70%	3.74%	3.29%
Loans 90+Days Past Due—(in millions of dollars)	$74	$75	$97	$115	$77	4%
% of EOP Loans	0.66%	0.65%	0.80%	0.93%	0.58%

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER
U.S.
COMMERCIAL BUSINESS
(In millions of dollars)

For your convenience, an excerpt from our 2006 first quarter earnings press release is set out below. The full text of the press release, and those from prior periods, are available on Citigroup's website at www.citigroup.com.

—
Revenues and net income declined primarily due to the absence of a $161 million pre-tax gain on portfolio divestitures in the prior-year quarter. Results also reflect growth in core loan and deposit balances, up 23% and 25% respectively, which was more than offset by net interest margin compression.

—
Credit costs declined, reflecting the continued favorable credit environment.

—
2006 first quarter results include the impact from SFAS 123(R) charges and tax benefits from the resolution of a federal tax audit. See Schedule A on page 8 of the 1Q06 earnings press release.

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
Total Revenues, Net of Interest Expense	$678	$491	$649	$481	$470	(31%)
Total Operating Expenses	341	335	308	356	363	6%
Net Credit Losses	12	12	8	16	14	17%
Credit Reserve Build/(Release)	(12)	(6)	13	(34)	(38)	NM

Total Provision for Loan Losses	—	6	21	(18)	(24)	—

Income Before Taxes	337	150	320	143	131	(61%)
Income Taxes	85	16	98	22	5	(94%)

Net Income	$252	$134	$222	$121	$126	(50%)

Average Assets (in billions of dollars)	$36	$38	$39	$40	$41	14%
Return on Assets	2.84%	1.41%	2.26%	1.20%	1.25%
Average Risk Capital	$1,969	$1,825	$1,698	$1,758	$2,315	18%
Return on Risk Capital	52%	29%	52%	27%	22%
Return on Invested Capital	37%	19%	31%	17%	11%
KEY INDICATORS (in billions of dollars):
Total Deposits	$15.1	$16.9	$18.6	$19.0	$18.8	25%
Commercial Real Estate	$12.4	$14.2	$14.5	$15.2	$16.1	30%
Equipment Leasing	12.7	13.1	13.1	13.7	14.1	11%
Other	2.2	3.2	3.3	3.3	3.3	50%

Average Loans	$27.3	$30.5	$30.9	$32.2	$33.5	23%
Average Loans—Liquidating	2.4	0.8	0.6	0.5	0.4	(83%)

Average Loans—Total	$29.7	$31.3	$31.5	$32.7	$33.9	14%
Operating Leases	1.8	1.6	1.6	1.9	1.8	—

Total Average Earning Assets	$31.5	$32.9	$33.1	$34.6	$35.7	13%

Net Interest Revenue — (in millions of dollars)	$329	$322	$372	$295	$287	(13%)
Net Credit Loss Ratio	0.17%	0.15%	0.10%	0.19%	0.17%
Loans 90+Days Past Due—(in millions of dollars)	$185	$148	$175	$170	$151	(18%)
% of EOP Loans	0.60%	0.47%	0.54%	0.51%	0.44%

NM
Not meaningful

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER
INTERNATIONAL
CARDS—Page 1
(In millions of dollars)

For your convenience, an excerpt from our 2006 first quarter earnings press release is set out below. The full text of the press release, and those from prior periods, are available on Citigroup's website at www.citigroup.com.

—
Revenue growth was driven by higher average loans, up 14%, and higher net interest margins. Loan growth was led by Mexico, Asia and Latin America.
—
Expense growth reflected continued investment in organic growth and costs associated with a labor settlement in Korea.
—
Net income declined as higher credit costs were driven by a charge to increase loan loss reserves related to industry-wide credit deterioration in the Taiwan cards market, portfolio growth and target market expansion.

—
2006 first quarter results include the impact from SFAS 123(R) charges and tax benefits from the resolution of a federal tax audit. See Schedule A on page 8 of the 1Q06 earnings press release.

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
Total Revenues, Net of Interest Expense
Mexico	$269	$307	$353	$382	$405	51%
EMEA	294	285	302	396	294	—
Japan	73	76	76	77	70	(4%)
Asia (excluding Japan)	401	423	414	425	415	3%
Latin America	68	85	64	80	96	41%

Total Revenues, Net of Interest Expense	1,105	1,176	1,209	1,360	1,280	16%
Total Operating Expenses	568	577	561	665	617	9%
Net Credit Losses	160	157	168	182	218	36%
Specific and Unallocated Credit Reserve Build/(Release)	(5)	18	24	35	94	NM

Total Provision for Loan Losses	155	175	192	217	312	NM
Income Before Taxes and Minority Interest	382	424	456	478	351	(8%)
Income Taxes and Minority Interest	80	93	73	121	60	(25%)

Net Income	$302	$331	$383	$357	$291	(4%)

Average Assets (in billions of dollars)	$25	$26	$26	$27	$28	12%
Return on Assets	4.90%	5.11%	5.84%	5.25%	4.21%
Average Risk Capital	$1,595	$1,758	$1,855	$1,967	$2,073	30%
Return on Risk Capital	77%	76%	82%	72%	57%
Return on Invested Capital	32%	33%	37%	34%	27%
Net Income by Region:
Mexico	$127	$125	$204	$108	$149	17%
EMEA	32	34	34	88	32	—
Japan	17	17	17	24	21	24%
Asia (excluding Japan)	101	117	107	113	54	(47%)
Latin America	25	38	21	24	35	40%

Total	$302	$331	$383	$357	$291	(4%)

NM
Not meaningful

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER
INTERNATIONAL
CARDS—Page 2
(In millions of dollars)

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
KEY INDICATORS (in billions of dollars)
Average Yield	17.34%	17.52%	18.08%	18.33%	18.61%
Net Interest Revenue (in millions of dollars)	$647	$673	$710	$746	$773	19%
% of Average Loans	12.26%	12.16%	12.41%	12.65%	12.90%
Net Credit Margin (in millions of dollars)(1)	$945	$1,019	$1,041	$1,178	$1,061	12%
% of Average Loans	17.91%	18.41%	18.19%	19.97%	17.71%
End of Period Loans	$21.6	$22.5	$23.1	$24.1	$24.1	12%
EOP Open Accounts (in millions)	25.2	25.9	26.5	26.5	26.7	6%
Purchase Sales (2)	$16.1	$17.1	$17.3	$18.2	$17.4	8%
Average Loans:
Mexico	$3.6	$4.0	$4.6	$5.2	$5.5	53%
EMEA	6.0	6.3	6.2	6.0	6.1	2%
Japan	1.3	1.3	1.3	1.3	1.3	—
Asia (excluding Japan)	9.8	9.9	9.8	10.0	10.4	6%
Latin America	0.7	0.7	0.8	0.9	1.0	43%

Total	$21.4	$22.2	$22.7	$23.4	$24.3	14%

Coincident Net Credit Loss Ratio	3.02%	2.84%	2.94%	3.08%	3.64%
12 Month Lagged Net Credit Loss Ratio	3.83%	3.51%	3.61%	3.56%	4.13%
Loans 90+Days Past Due (in millions of dollars)	$354	$382	$411	$469	$535	51%
% of EOP Loans	1.64%	1.70%	1.78%	1.95%	2.22%

(1)
Total Revenues, net of Interest Expense, less Net Credit Losses.

(2)
Purchase Sales represents customers' purchased sales plus cash advances.

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER
INTERNATIONAL
CONSUMER FINANCE—Page 1
(In millions of dollars)

For your convenience, an excerpt from our 2006 first quarter earnings press release is set out below. The full text of the press release, and those from prior periods, are available on Citigroup's website at www.citigroup.com.

—
In Japan, 11% net income growth was primarily driven by reduced credit costs and lower expenses. Average loans were even with the fourth quarter 2005, as a strong increase in new loan originations offset the continued decline in legacy portfolios. During the quarter, 60 new automated loan machines (ALMs) were added.
—
Outside of Japan, revenues and net income increased 16% and 94%, respectively, driven by growth in loans, up 8%, higher net interest margins, and lower expenses. During the quarter, 130 new branches were opened.
—
2006 first quarter results include the impact from SFAS 123(R) charges and tax benefits from the resolution of a federal tax audit. See Schedule A on page 8 of the 1Q06 earnings press release.

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
Total Revenues, Net of Interest Expense:
Mexico	$43	$44	$47	$50	$53	23%
EMEA	189	185	185	184	184	(3%)
Japan	627	635	609	604	591	(6%)
Asia (excluding Japan)	61	69	78	86	98	61%
Latin America	28	30	31	34	36	29%

Total Revenues, Net of Interest Expense	$948	$963	$950	$958	$962	1%
Total Operating Expenses	437	380	397	398	419	(4%)
Net Credit Losses	316	321	334	313	319	1%
Credit Reserve Build/(Release)	—	1	(10)	—	(16)	—
Provision for Benefits & Claims	(1)	—	—	(2)	1	NM

Provision for Loan Losses and for Benefits and Claims	315	322	324	311	304	(3%)

Income Before Taxes	196	261	229	249	239	22%
Income Taxes	57	84	77	75	71	25%

Net Income	$139	$177	$152	$174	$168	21%

Average Assets (in billions of dollars)	$27	$26	$25	$26	$26	(4%)
Return on Assets	2.09%	2.73%	2.41%	2.66%	2.62%
Average Risk Capital	$934	$920	$919	$897	$1,165	25%
Return on Risk Capital	60%	77%	66%	77%	58%
Return on Invested Capital	16%	20%	18%	21%	19%
Net Income (loss) by Region:
Mexico	$9	$8	$9	$10	$10	11%
EMEA	(4)	16	3	21	7	NM
Japan	122	137	122	124	135	11%
Asia (excluding Japan)	9	13	16	17	16	78%
Latin America	3	3	2	2	—	(100%)

Total	$139	$177	$152	$174	$168	21%

NM
Not meaningful

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER
INTERNATIONAL
CONSUMER FINANCE—Page 2
(In millions of dollars)

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
KEY INDICATORS:
Average Loans (in billions of dollars):
Real estate secured loans	$8.3	$8.1	$8.0	$8.2	$8.1	(2%)
Personal loans	13.0	12.9	12.8	12.8	13.3	2%
Auto	0.8	0.6	0.5	0.4	0.3	(63%)
Sales finance and other	0.7	0.8	0.6	0.7	0.7	—

Total	$22.8	$22.4	$21.9	$22.1	$22.4	(2%)

Average Yield	18.31%	18.90%	18.87%	18.63%	19.06%
Net Interest Revenue—(in millions of dollars)	$920	$930	$910	$914	$921	—
Net Interest Revenue as a % of Average Loans	16.36%	16.65%	16.49%	16.41%	16.67%
Net Credit Margin (NCM)—(in millions of dollars)	$632	$642	$617	$645	$643	2%
NCM as a % of Average Loans	11.24%	11.50%	11.18%	11.58%	11.64%
Net Credit Loss Ratio	5.62%	5.75%	6.03%	5.62%	5.78%
Loans 90+ Days Past Due—(in millions of dollars)	$480	$477	$467	$442	$437	(9%)
% of EOP Loans	2.12%	2.17%	2.13%	2.03%	1.93%
Number of Sales Points:
Japan Branches	405	405	392	325	325	(20%)
Japan Automated Loan Machines (ALMs)	523	588	654	682	731	40%

Total Japan	928	993	1,046	1,007	1,056	14%
Mexico Branches	217	233	255	268	288	33%
EMEA Branches	264	277	282	284	306	16%
Asia (excluding Japan) Branches	224	250	293	418	489	NM
Latin America Branches	118	128	138	160	180	53%

Total	1,751	1,881	2,014	2,137	2,319	32%

Japan:
Average Loans (in billions of dollars)	$10.9	$10.5	$10.0	$9.6	$9.6	(12%)
Net Credit Loss Ratio	9.25%	9.68%	9.77%	9.92%	9.12%
Net Income (in millions of dollars)	$122	$137	$122	$124	$135	11%

NM
Not meaningful

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER
INTERNATIONAL
RETAIL BANKING—Page 1
(In millions of dollars)

For your convenience, an excerpt from our 2006 first quarter earnings press release is set out below. The full text of the press release, and those from prior periods, are available on Citigroup's website at www.citigroup.com.

—
Revenue and net income growth reflected a 6% increase in deposits, 37% growth in investment product sales and higher net interest margins. Loan balances declined slightly from the prior-year period, as growth in Mexico, Japan and Latin America was offset by a decline in EMEA, due to loan write-offs in the third quarter 2005, and the impact of labor actions in Korea.
—
Expenses included continued investment spending, with 72 new branch openings during the quarter, and costs associated with a labor settlement in Korea.
—
2006 first quarter results include the impact from SFAS 123(R) charges and tax benefits from the resolution of a federal tax audit. See Schedule A on page 8 of the 1Q06 earnings press release.

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
Total Revenues, Net of Interest Expense:
Mexico	$648	$704	$739	$787	$691	7%
EMEA	765	786	784	846	792	4%
Japan	121	116	118	119	114	(6%	)
Asia (excluding Japan)	610	624	649	621	676	11%
Latin America	161	166	184	179	194	20%

Total Revenues, Net of Interest Expense	2,305	2,396	2,474	2,552	2,467	7%
Total Operating Expenses	1,417	1,363	1,322	1,435	1,585	12%
Net Credit Losses	179	181	1,288	234	184	3%
Credit Reserve Build / (Release)	(9)	19	(649)	51	(77)	NM
Provision for Benefits & Claims	33	33	42	50	44	33%

Provision for Loan Losses and for Benefits and Claims	203	233	681	335	151	(26%	)

Income Before Taxes and Minority Interest	685	800	471	782	731	7%
Income Taxes and Minority Interest	187	207	44	217	54	(71%	)

Net Income	$498	$593	$427	$565	$677	36%

Average Assets (in billions of dollars)	$113	$114	$115	$116	$119	5%
Return on Assets	1.79%	2.09%	1.47%	1.93%	2.31%
Average Risk Capital	$9,983	$10,663	$10,802	$9,764	$9,407
Return on Risk Capital	20%	22%	16%	23%	29%
Return on Invested Capital	12%	13%	9%	12%	15%
Net Income (loss) by Region:
Mexico	$141	$235	$298	$158	$199	41%
EMEA	94	74	(191)	173	146	55%
Japan	36	34	30	26	32	(11%	)
Asia (excluding Japan)	201	211	252	193	277	38%
Latin America	26	39	38	15	23	(12%	)

Total	$498	$593	$427	$565	$677	36%

KEY INDICATORS:
Net Interest Revenue	$1,435	$1,516	$1,375	$1,404	$1,439	—
Net Credit Loss Ratio	1.17%	1.17%	8.20%	1.53%	1.21%
Loans 90+Days Past Due (in millions of dollars)	$2,013	$1,901	$770	$779	$736	(63%	)
% of EOP Loans	3.26%	3.09%	1.26%	1.29%	1.21%
Branches by Region:
Mexico	1,346	1,334	1,335	1,382	1,404	4%
EMEA	612	619	618	625	636	4%
Japan	25	25	25	25	25	—
Asia (excluding Japan)	354	394	396	401	403	14%
Latin America	153	158	162	176	179	17%

Total	2,490	2,530	2,536	2,609	2,647	6%

NM Not meaningful

Reclassified to conform to the current period's presentation.

GLOBAL CONSUMER
INTERNATIONAL
RETAIL BANKING—Page 2
(In millions of dollars)

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
KEY INDICATORS (Continued):
International—Balances (in billions of dollars)
Checking, Savings & Money Market Deposits	$72.5	$71.0	$70.6	$72.2	$76.8	6%
Time Deposits, CDs and Other	63.2	63.3	65.5	66.8	67.7	7%

Total Average Deposits	$135.7	$134.3	$136.1	$139.0	$144.5	6%

Investment Sales (in millions of dollars)	$12.5	$11.4	$13.6	$13.3	$17.1	37%
Investment AUMs (EOP)	$74.8	$76.4	$81.4	$83.3	$90.1	20%
Other (primarily Retirement Services)	31.0	32.3	34.9	37.2	40.3	30%

Total AUMs	$105.8	$108.7	$116.3	$120.5	$130.4	23%

Average Customer Deposits by Region (in billions of dollars):
Mexico	$23.0	$23.1	$23.6	$25.4	$25.9	13%
EMEA	25.9	25.3	26.7	28.1	31.0	20%
Japan	21.9	21.2	21.1	20.7	20.8	(5%)
Asia (excluding Japan)	57.9	57.6	57.7	57.7	59.6	3%
Latin America	7.0	7.1	7.0	7.1	7.2	3%

Total	$135.7	$134.3	$136.1	$139.0	$144.5	6%

Average Loans by Region (in billions of dollars):
Mexico	$7.3	$7.6	$7.8	$8.0	$8.2	12%
EMEA	19.3	18.7	18.5	17.2	17.4	(10%)
Japan	0.3	0.2	0.7	0.7	0.7	NM
Asia (excluding Japan)	34.3	34.6	34.4	33.8	34.1	(1%)
Latin America	0.8	0.8	0.9	1.0	1.1	38%

Total	$62.0	$61.9	$62.3	$60.7	$61.5	(1%)

Average Loans by Type (in billions of dollars):
Mortgage	$23.3	$23.6	$23.5	$23.1	$23.3	—
Auto	2.7	2.7	2.6	2.4	2.3	(15%)
Personal	26.4	26.3	26.5	25.5	26.2	(1%)
Commercial	7.7	7.8	7.8	7.9	8.1	5%
Other	1.9	1.5	1.9	1.8	1.6	(16%)

Total	$62.0	$61.9	$62.3	$60.7	$61.5	(1%)

EOP Accounts by Region:
Mexico	17.1	17.5	17.9	18.1	18.5	8%
EMEA	8.4	8.6	8.7	8.9	9.0	7%
Japan	2.1	2.1	2.1	2.0	2.0	(5%)
Asia (excluding Japan)	11.7	11.9	12.2	12.0	12.0	3%
Latin America	6.4	6.5	6.6	6.7	5.5	(14%)

Total	45.7	46.6	47.5	47.7	47.0	3%

NM Not meaningful

Reclassified to conform to the current period's presentation.

CORPORATE AND INVESTMENT BANKING
(In millions of dollars)

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
Corporate and Investment Banking:
Total Revenues, Net of Interest Expense	$6,037	$5,156	$6,434	$6,236	$7,279	21%
Total Operating Expenses	3,668	3,368	3,856	3,241	4,757	30%
Total Provision for Loan Losses	(56)	(14)	43	(15)	—	100%

Income Before Taxes and Minority Interest	2,425	1,802	2,535	3,010	2,522	4%
Income Taxes	735	420	704	959	574	(22%)
Minority Interest, Net of Tax	11	10	34	4	19	73%

Net Income	$1,679	$1,372	$1,797	$2,047	$1,929	15%

U.S.:
Total Revenues, Net of Interest Expense	$2,779	$1,948	$2,810	$2,364	$2,923	5%
Total Operating Expenses	1,451	1,347	1,740	901	2,251	55%
Total Provision for Loan Losses	21	90	98	(8)	52	NM

Income Before Taxes and Minority Interest	1,307	511	972	1,471	620	(53%)
Income Taxes	410	47	314	515	94	(77%)
Minority Interest, Net of Tax	4	2	21	(2)	11	NM

Net Income	$893	$462	$637	$958	$515	(42%)

International:
Total Revenues, Net of Interest Expense	$3,258	$3,208	$3,624	$3,872	$4,356	34%
Total Operating Expenses	2,217	2,021	2,116	2,340	2,506	13%
Total Provision for Loan Losses	(77)	(104)	(55)	(7)	(52)	32%

Income Before Taxes and Minority Interest	1,118	1,291	1,563	1,539	1,902	70%
Income Taxes	325	373	390	444	480	48%
Minority Interest, Net of Tax	7	8	13	6	8	14%

Net Income	$786	$910	$1,160	$1,089	$1,414	80%

NM Not meaningful

Reclassified to conform to the current period's presentation.

CORPORATE AND INVESTMENT BANKING
INCOME STATEMENT
(In millions of dollars)

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
Revenues:
Commissions and Fees	$601	$545	$595	$623	$682	13%
Asset Management and Administration Fees	696	701	695	686	756	9%
Investment Banking	805	870	973	1,044	1,078	34%
Principal Transactions	1,533	572	2,041	1,207	2,150	40%
Other	253	446	214	663	379	50%

Total Non-Interest Revenues	3,888	3,134	4,518	4,223	5,045	30%
Net Interest and Dividends	2,149	2,022	1,916	2,013	2,234	4%

Total Revenues, Net of Interest Expense	6,037	5,156	6,434	6,236	7,279	21%

Non-Interest Expenses:
Compensation and Benefits	2,227	1,894	2,463	2,013	3,178	43%
Other Operating and Administrative Expenses	1,441	1,474	1,393	1,228	1,579	10%

Total Non-Interest Expenses	3,668	3,368	3,856	3,241	4,757	30%
Provision for Loan Losses	(56)	(114)	(57)	(65)	(50)	11%
Provision for Unfunded Lending Commitments	—	100	100	50	50	—

Total Provision for Credit Losses	(56)	(14)	43	(15)	—	100%

Income (Loss) Before Taxes and Minority Interest	2,425	1,802	2,535	3,010	2,522	4%
Income Taxes (Benefits)	735	420	704	959	574	(22%)
Minority Interest, Net of Tax	11	10	34	4	19	73%

Net Income (Loss)	$1,679	$1,372	$1,797	$2,047	$1,929	15%

Pre-tax Profit Margin	40.2%	34.9%	39.4%	48.3%	34.6%
Compensation and Benefits Expenses as a Percent of Net Revenues(1)(2)(3)	32.9%	36.7%	38.3%	34.4%	43.7%
Non-Compensation Expenses as a Percent of Net Revenues(2)	23.9%	28.6%	21.7%	21.0%	21.7%

(1)
The 2005 first quarter period excludes Expenses of $243 million (pretax) related to the repositioning of certain CIB businesses.

(2)
The 2005 fourth quarter period excludes Revenues of $386 million (pretax) related to the gain on sale of Nikko shares.

(3)
The 2006 first quarter period includes $449 million related to the adoption of SFAS 123(R).

Reclassified to conform to the current period's presentation.

CIB
CIB REVENUE DETAILS
(In millions of dollars)

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
Revenue Details:
Investment Banking Revenue:
Advisory and Other Fees	$256	$264	$333	$359	$295	15%
Equity Underwriting	269	254	298	315	286	6%
Debt Underwriting	500	514	568	569	713	43%
Revenue Allocated to the Global Wealth Management Segment:
Equity Underwriting	(95)	(74)	(79)	(61)	(42)	56%
Debt Underwriting	(22)	(27)	(36)	(28)	(36)	(64%)

Total Investment Banking Revenue	908	931	1,084	1,154	1,216	34%
Lending	510	543	531	681	411	(19%)
Equity Markets	707	728	872	767	1,179	67%
Fixed Income Markets	2,916	1,827	2,770	2,086	3,148	8%
Other Capital Markets and Banking	(142)	(64)	(70)	231	(58)	59%

Total Capital Markets and Banking Revenues (1)	4,899	3,965	5,187	4,919	5,896	20%

Transaction Services	1,137	1,191	1,246	1,317	1,382	22%
Other	1	—	1	—	1	—

Total CIB Revenues	$6,037	$5,156	$6,434	$6,236	$7,279	21%

(1)
Capital Markets and Banking revenues reflect Citigroup's portion (49%) of the results of the Nikko Citigroup Joint Venture on each respective line with an offset in Other Capital Markets and Banking to conform to the GAAP presentation.

Reclassified to conform to the current period's presentation.

CIB
CAPITAL MARKETS AND BANKING
(In millions of dollars)

For your convenience, an excerpt from our 2006 first quarter earnings press release is set out below. The full text of the press release, and those from prior periods, are available on Citigroup's website at www.citigroup.com.

—
Record fixed income markets revenues of $3.15 billion, up 8%, reflected broad-based performance across products and regions, including record results in emerging markets trading, municipals and credit products. Compared to the fourth quarter 2005, fixed income market revenues increased 51%.
—
Record equity markets revenues of $1.18 billion, up 67%, were driven by strong growth globally, including cash trading, derivatives, and convertibles.
—
Record investment banking revenues increased 34%, driven by higher debt underwriting and advisory fees.
—
Lending revenues declined 19%, as improved credit conditions led to lower hedging results.
—
Expense growth was primarily driven by higher compensation expense.
—
2006 first quarter results include the impact from SFAS 123(R) charges and tax benefits from the resolution of a federal tax audit. See Schedule A on page 8 of the 1Q06 earnings press release.

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
Total Revenues, Net of Interest Expense	$4,899	$3,965	$5,187	$4,919	$5,896	20%
Total Operating Expenses	2,859	2,585	3,134	2,923	3,803	33%
Provision for Loan Losses	(46)	(116)	(55)	(82)	(51)	(11%)
Provision for Unfunded Lending Commitments	—	96	95	47	46	—

Total Provision for Credit Losses	(46)	(20)	40	(35)	(5)	89%

Income Before Taxes and Minority Interest	2,086	1,400	2,013	2,031	2,098	1%
Income Taxes	637	347	555	606	461	(28%)
Minority Interest, Net of Tax	10	10	34	4	19	90%

Net Income	$1,439	$1,043	$1,424	$11,421	1,618	12%

Average Risk Capital	$19,344	$19,694	$20,143	$20,411	$19,123	(1%)
Return on Risk Capital	30%	21%	28%	28%	34%
Return on Invested Capital	23%	16%	21%	21%	26%
Investment Banking
Global Debt, Equity and Equity-related Underwriting:
Global Volume (1)	$152,093	$149,906	$128,780	$141,546	$178,780	18%
Global Market Share	8.9%	8.8%	8.5%	8.4%	9.6%
Rank	1	1	1	1	1
U.S. Volume (1)	$94,089	$105,780	$91,948	$96,173	$112,719	20%
U.S. Market Share	10.3%	10.8%	9.3%	9.6%	11.1%
Rank	1	1	1	1	1

(1)
Full credit to book manager. Market volumes and shares sourced from Thomson Financial Securities Data.

Reclassified to conform to the current period's presentation.

CIB
TRANSACTION SERVICES
(In millions of dollars)

For your convenience, an excerpt from our 2006 first quarter earnings press release is set out below. The full text of the press release, and those from prior periods, are available on Citigroup's website at www.citigroup.com.

—
Record revenues, up 22%, were driven by higher customer volumes, reflecting increased liability balances, up 14%; assets under custody, up 10%; and the positive impact of higher short-term interest rates.
—
Expenses increased 18%, primarily driven by increased business volumes, investment in growth initiatives, and acquisitions.
—
2006 first quarter results include the impact from SFAS 123(R) charges and tax benefits from the resolution of a federal tax audit. See Schedule A on page 8 of the 1Q06 earnings press release.

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
Total Revenues, Net of Interest Expense	$1,137	$1,191	$1,246	$1,317	$1,382	22%
Total Operating Expenses	803	780	809	924	949	18%
Provision for Loan Losses	(13)	2	1	17	1	NM
Provision for Unfunded Lending Commitments	—	4	5	3	4	—

Total Provision for Credit Losses	(13)	6	6	20	5	NM

Income Before Taxes and Minority Interest	347	405	431	373	428	23%
Income Taxes	102	117	104	98	105	3%

Net Income	$245	$288	$327	$275	$323	32%

Average Risk Capital	$1,435	$1,403	$1,240	$1,234	$1,470
Return on Risk Capital	69%	82%	105%	88%	89%
Return on Invested Capital	40%	46%	56%	47%	50%
Revenue Details:
Cash Management	$658	$694	$729	$783	$792	20%
Securities Services	336	348	363	390	438	30%
Trade	143	149	154	144	152	6%

Total Revenues, Net of Interest Expense	$1,137	$1,191	$1,246	$1,317	$1,382	22%

Liability Balances (Average in billions)	$139	$141	$147	$155	$158	14%
Assets Under Custody (EOP in trillions)	$8.0	$8.0	$8.4	$8.6	$8.8	10%

NM
Not meaningful

Reclassified to conform to the current period's presentation.

GLOBAL WEALTH MANAGEMENT
(In millions of dollars)

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
Global Wealth Management:
Fee-Based and Net Interest Revenue	$1,312	$1,308	$1,345	$1,405	$1,603	22%
Commissions and Other Transactional Revenue	861	792	829	832	880	2%

Total Revenues, Net of Interest Expense	$2,173	$2,100	$2,174	$2,237	$2,483	14%
Total Operating Expenses	1,690	1,586	1,673	1,747	2,055	22%
Total Provision for Loan Losses	(16)	—	30	15	5	NM

Income Before Taxes	499	514	471	475	423	(15)%
Income Taxes	180	192	165	178	136	(24)%

Net Income	$319	$322	$306	$297	$287	(10)%
U.S.:
Total Revenues, Net of Interest Expense	$1,872	$1,852	$1,923	$1,981	$2,154	15%
Total Operating Expenses	1,448	1,348	1,465	1,538	1,805	25%
Total Provision for Loan Losses	(8)	—	12	17	5	NM

Income Before Taxes	432	504	446	426	344	(20)%
Income Taxes	159	189	158	161	116	(27)%

Net Income	$273	$315	$288	$265	$228	(16)%

International:
Total Revenues, Net of Interest Expense	$301	$248	$251	$256	$329	9%
Total Operating Expenses	242	238	208	209	250	3%
Total Provision for Loan Losses	(8)	—	18	(2)	—	100%

Income (Loss) Before Taxes	67	10	25	49	79	18%
Income Taxes (Benefits)	21	3	7	17	20	(5)%

Net Income (Loss)	$46	$7	$18	$32	$59	28%

NM Not meaningful

Reclassified to conform to the current period's presentation.

GLOBAL WEALTH MANAGEMENT
SMITH BARNEY
(In millions of dollars)

For your convenience, an excerpt from our 2006 first quarter earnings press release is set out below. The full text of the press release, and those from prior periods, are available on Citigroup's website at www.citigroup.com.

—
Record revenues were driven by a 32% increase in fee-based revenues and a 4% increase in transactional revenues, reflecting increased customer volumes and the acquisition of Legg Mason's retail brokerage business.
—
Assets under fee-based management increased 33% to $319 billion, reflecting both organic growth and the addition of Legg Mason client assets.
—
The pre-tax margin of 13% reflected higher compensation expense, including the impact of SFAS 123R charges, and integration costs of the Legg Mason retail brokerage business.
—
2006 first quarter results include the impact from SFAS 123(R) charges and tax benefits from the resolution of a federal tax audit. See Schedule A on page 8 of the 1Q06 earnings press release.

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
Revenues:
Fee-Based and Net Interest Revenue	$911	$956	$986	$1,039	$1,200	32%
Commissions and Other Transactional Revenue	758	691	742	742	787	4%

Total Revenues, Net of Interest Expense	1,669	1,647	1,728	1,781	1,987	19%

Total Operating Expenses	1,351	1,252	1,366	1,436	1,720	27%
Provision for Loan Losses	—	4	7	1	1	—

Income Before Taxes	318	391	355	344	266	(16)%
Income Taxes	121	152	128	136	98	(19)%

Net Income	$197	$239	$227	$208	$168	(15)%

Pretax Profit Margin	19%	24%	21%	19%	13%
Average Risk Capital	$876	$927	$958	$989	$1,457	66%
Return on Risk Capital	91%	103%	94%	83%	47%
Return on Invested Capital	63%	73%	67%	42%	24%
Financial Advisors	12,189	12,150	12,111	13,414	13,321	9%
Annualized Revenue per FA (000)	$556	$538	$565	$566	$597	7%
Branch offices	522	518	517	640	635	22%
Assets (in billions of dollars):
Total Client Assets	$969	$987	$1,015	$1,130	$1,167	20%
Net Client Asset Flows	$13	$5	$66	4	$3	(77)%
Client Assets Under Fee-Based Management:
Consulting Group and Other Advisory Accounts	$155	$159	$168	$177	$189	22%
Financial Advisor Managed Accounts	84	86	90	121	130	55%

Total Smith Barney	$239	$245	$258	$298	$319	33%

Reclassified to conform to the current period's presentation.

GLOBAL WEALTH MANAGEMENT
PRIVATE BANK
(In millions of dollars)

For your convenience, an excerpt from our 2006 first quarter earnings press release is set out below. The full text of the press release, and those from prior periods, are available on Citigroup's website at www.citigroup.com.

—
Revenues declined, primarily due to the absence of the Japan business, which ceased business operations at the end of September 2005.
—
Excluding Japan, revenues increased 3%, driven by increased customer business volumes, up 8% to $222 billion. Income declined 9%, reflecting higher compensation expense and increased credit costs.
—
2006 first quarter results include the impact from SFAS 123(R) charges and tax benefits from the resolution of a federal tax audit. See Schedule A on page 8 of the 1Q06 earnings press release.

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
Total Revenues, Net of Interest Expense	$504	$453	$446	$456	$496	(2)%
Total Operating Expenses	339	334	307	311	335	(1)%
Provision for Loan Losses	(16)	(4)	23	14	4	NM

Income (Loss) Before Taxes	181	123	116	131	157	(13)%
Income Taxes (Benefits)	59	40	37	42	38	(36)%

Net Income (Loss)	$122	$83	$79	$89	$119	(2)%

Pretax Profit Margin	36%	27%	26%	29%	32%
Average Risk Capital	$1,117	$1,165	$1,195	$1,222	$1,082	(3)%
Return on Risk Capital	44%	29%	26%	29%	45%
Return on Invested Capital	42%	26%	24%	26%	42%
Client Business Volumes (in billions of dollars):
Client Assets Under Fee-Based Management	$49	$49	$49	$48	$50	2%
Banking and Fiduciary Deposits	46	46	46	48	47	2%
Investment Finance	42	43	40	42	42	—
Other, Principally Custody Accounts	81	79	80	84	83	2%

Total Client Business Volumes	$218	$217	$215	$222	$222	2%

Revenues:
Recurring Fee-Based and Net Interest Revenues (1)	$401	$352	$359	$366	$403	—
Transactional Revenues	103	101	87	90	93	(10)%

Total Revenues	$504	$453	$446	$456	$496	(2)%

U.S.	$203	$205	$195	$200	$210	3%
International	301	248	251	256	286	(5)%

	$504	$453	$446	$456	$496	(2)%

Net Credit Loss Ratio	(0.05)%	(0.05)%	(0.01)%	0.04%	(0.04)%

(1)
Includes treasury revenue, which was previously disclosed separately.

NM Not meaningful

Reclassified to conform to the current period's presentation.

ALTERNATIVE INVESTMENTS (1)
(In millions of dollars)

For your convenience, an excerpt from our 2006 first quarter earnings press release is set out below. The full text of the press release, and those from prior periods, are available on Citigroup's website at www.citigroup.com.

—
Revenues and net income declined due to lower results in private equity, which were partially offset by higher mark-to-market and realized gains in other asset classes.

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
Total Revenues, Net of Interest Expense	$866	$1,112	$720	$732	$675	(22)%
Total Operating Expenses	105	159	167	202	181	72%
Provision for Loan Losses	—	—	(2)	—	—	—

Income Before Taxes and Minority Interest	761	953	555	530	494	(35)%
Income Taxes	267	334	181	168	111	(58)%
Minority Interest, Net of Tax	132	234	35	11	30	(77)%

Net Income	$362	$385	$339	$351	$353	(2)%

Assets (in billions)	$9.7	$10.9	$11.4	$12.9	$11.8	22%
Average Risk Capital (in billions)	$4.1	$4.3	$4.3	$4.3	$4.5	10%
Return on Risk Capital	36%	36%	31%	32%	32%
Return on Invested Capital	34%	34%	29%	30%	28%
Total Revenues, Net of Interest Expense (by Business):
Client	$62	$83	$81	$114	$91	47%
Proprietary Investment Activities:
Private Equity	752	982	449	380	213	(72)%
Hedge Funds	30	(47)	91	(5)	107	NM
Other	22	94	99	243	264	NM

Total Proprietary Investment Activities	804	1,029	639	618	584	(27)%

Total	$866	$1,112	$720	$732	$675	(22)%

Total Revenues, Net of Interest Expense (by Type):
Client	$62	$83	$81	$114	$91	47%
Proprietary Investment Activities:
Fees/Dividends/Interest	81	86	194	148	49	(40)%
Realized & Unrealized Gains (including Public Mark-to-Market)	706	943	442	491	563	(20)%
Other	17	—	3	(21)	(28)	NM

Total Proprietary Investment Activities	804	1,029	639	618	584	(27)%

Total	$866	$1,112	$720	$732	$675	(22)%

Capital Under Management (in billions):
Client	$20.2	$21.7	$24.8	$25.4	$28.2	40%
Proprietary Investment Activities	8.8	9.6	10.7	12.2	11.1	26%

Capital Under Management	$29.0	$31.3	$35.5	$37.6	$39.3	36%

(1)
Includes Citigroup Venture Capital activities and certain other corporate investments.

NM Not meaningful

Reclassified to conform to the current period's presentation.

AVERAGE BALANCES AND INTEREST RATES(1)(2)

	Average Volumes			Interest			% Average Rate(3)
In millions of dollars	First Quarter 2005	Fourth Quarter 2005	First Quarter 2006(4)	First Quarter 2005	Fourth Quarter 2005	First Quarter 2006(4)	First Quarter 2005	Fourth Quarter 2005	First Quarter 2006(4)
Assets:
Cash and Due From Banks	$6,372	$7,575	$8,023	$24	$41	$54	1.53%	2.15%	2.73%
Deposits at Interest with Banks	28,560	32,033	30,823	336	583	555	4.77%	7.22%	7.30%
Fed Funds Sold and Resale Agreements	218,573	240,917	241,036	1,816	3,035	3,130	3.37%	5.00%	5.27%
Brokerage Receivables	41,242	44,949	45,592	355	511	578	3.49%	4.51%	5.14%
Trading Account Assets	231,676	242,544	264,165	1,855	2,122	2,566	3.25%	3.47%	3.94%
Investments(1)	163,722	173,921	190,835	1,789	1,905	2,085	4.43%	4.35%	4.43%
Consumer Loans	430,780	446,699	458,398	9,486	10,155	10,343	8.93%	9.02%	9.15%
Corporate Loans	115,185	126,904	139,135	1,787	2,208	2,466	6.29%	6.90%	7.19%
Total Loans (net of Unearned Income)	545,965	573,603	597,533	11,273	12,363	12,809	8.37%	8.55%	8.69%
Other Interest-Earning Assets	8,766	10,065	9,621	115	139	116	5.32%	5.48%	4.89%

Total Interest-Earning Assets	$1,244,876	$1,325,607	$1,387,628	$17,563	$20,699	$21,893	5.72%	6.19%	6.40%

Liabilities:
Deposits	$496,494	$523,838	$544,913	$2,758	$3,974	$4,505	2.25%	3.01%	3.35%
Fed Funds Purchased and Repurchase Agreements	231,612	262,649	271,157	2,212	3,606	3,798	3.87%	5.45%	5.68%
Brokerage Payables	50,496	62,653	69,838	89	207	238	0.71%	1.31%	1.38%
Trading Account Liabilities	75,999	68,289	71,755	24	40	53	0.13%	0.23%	0.30%
Short-Term Borrowings	60,414	54,783	60,084	663	826	1,018	4.45%	5.98%	6.87%
Long-Term Debt	208,677	214,247	225,186	1,678	2,282	2,495	3.26%	4.23%	4.49%

Total Interest-Bearing Liabilities	1,123,692	1,186,459	1,242,933	7,424	10,935	12,107	2.68%	3.66%	3.95%

Net Interest Revenue as a % of Average Interest-Earning Assets	$1,244,876	$1,325,607	$1,387,628	$10,139	$9,764	$9,786	3.30%	2.92%	2.86%
1Q06 Increase (Decrease) From							-13%	-2%

(1)
The taxable equivalent adjustment is based on the U.S. federal statutory tax rate of 35%.

(2)
Citigroup Average Balances and Interest Rates include both domestic and international operations.

(3)
Average Rate % is calculated as annualized interest over average volumes.

(4)
Preliminary

CITIGROUP—RETURN ON CAPITAL(1)

	Average Risk Capital ($M) (2)			Return on Risk Capital			Return on Invested Capital
	First Quarter 2005	Fourth Quarter 2005	First Quarter 2006	First Quarter 2005	Fourth Quarter 2005	First Quarter 2006	First Quarter 2005	Fourth Quarter 2005	First Quarter 2006
Global Consumer:
U.S. Cards	$5,638	$5,756	$5,563	56%	31%	68%	23%	13%	28%
U.S. Retail Distribution	2,940	2,982	3,459	78%	52%	60%	20%	15%	23%
U.S. Consumer Lending	3,291	3,270	3,732	60%	56%	47%	38%	29%	27%
U.S. Commercial Business	1,969	1,758	2,315	52%	27%	22%	37%	17%	11%

Total U.S. Consumer	13,838	13,766	15,069	61%	41%	54%	25%	17%	24%

International Cards	1,595	1,967	2,073	77%	72%	57%	32%	34%	27%
International Consumer Finance	934	897	1,165	60%	77%	58%	16%	21%	19%
International Retail Banking	9,983	9,764	9,407	20%	23%	29%	12%	12%	15%

Total International Consumer	12,512	12,628	12,645	30%	34%	36%	15%	17%	18%

Other	—	—	—	—	—	—	—	—	—

Total Global Consumer	26,350	26,394	27,714	44%	37%	45%	19%	16%	21%

Corporate and Investment Banking:
Capital Markets and Banking	19,344	20,411	19,123	30%	28%	34%	23%	21%	26%
Transaction Services	1,435	1,234	1,470	69%	88%	89%	40%	47%	50%
Other	—	—	—	—	—	—	—	—	—

Total Corporate and Investment Banking	20,779	21,645	20,593	33%	38%	38%	24%	28%	28%

Global Wealth Management:
Smith Barney	876	989	1,457	91%	83%	47%	63%	42%	24%
Private Bank	1,117	1,222	1,082	44%	29%	45%	42%	26%	42%

Total Global Wealth Management	1,993	2,211	2,539	65%	53%	46%	53%	36%	29%

Alternative Investments	4,089	4,317	4,547	36%	32%	32%	34%	30%	28%
Corporate / Other	(1,681)	(1,410)	145	NM	NM	NM	NM	NM	NM
Total Citigroup—Risk Capital (Continuing Operations)(2)(3)	$51,530	$53,157	$55,538	40%	37%	41%
Total Citigroup—Return on Invested Capital (Net Income)(2)(4)							20%	25%	20%

(1)
Risk Capital is defined as the amount of capital needed to cover unexpected economic losses during extreme events. Return on Risk Capital is defined as income divided by Risk Capital. Return on Invested Capital is a similar calculation but includes adjustments for goodwill and intangibles in both the numerator and denominator, similar to those necessary to translate return on tangible equity to return on total equity. Return on Risk Capital and Return on Invested Capital are non-GAAP performance measures. Management believes Return on Risk Capital is useful to make incremental investment decisions and serves as a key metric for organic growth initiatives. Return on Invested Capital is used for multi-year investment decisions and as a long term performance measure.

(2)
Average Risk Capital is net of the cross-sector diversification. Average Invested Capital includes the difference between Tangible Equity and Risk Capital, which is also included in the Total Citigroup Return on Invested Capital.

(3)
On a Continuing Operations Basis. See Notes 3 and 4 on page 2.

(4)
Total Citigroup Return on Invested Capital equals Citigroup Return on Common Equity.

NM
Not meaningful

Reclassified to conform to the current period's presentation.

CONSUMER LOAN DELINQUENCY AMOUNTS, NET CREDIT LOSSES AND RATIOS
(In millions of dollars, except loan amounts in billions)

	90 Days Or More Past Due(1)			EOP Loans	Net Credit Losses(1)			Average Loans
	1Q05	4Q05	1Q06	1Q06	1Q05	4Q05	1Q06	1Q06
PRODUCT VIEW:
U.S.:
U.S. Cards	$1,094	$1,161	$958	$40.0	$756	$692	$446	$42.3
Ratio	2.26%	2.56%	2.39%		5.77%	6.38%	4.27%
U.S. Retail Distribution	782	818	740	42.8	326	418	279	42.5
Ratio	1.98%	1.94%	1.73%		3.36%	3.98%	2.66%
U.S. Consumer Lending	2,758	2,624	2,411	193.1	181	178	176	187.1
Ratio	1.72%	1.45%	1.25%		0.47%	0.39%	0.38%
U.S. Commercial Business	185	170	151	34.3	12	16	14	33.9
Ratio	0.60%	0.51%	0.44%		0.17%	0.19%	0.17%
International:
International Cards	354	469	535	24.1	160	182	218	24.3
Ratio	1.64%	1.95%	2.22%		3.02%	3.08%	3.64%
International Consumer Finance	480	442	437	22.8	316	313	319	22.4
Ratio	2.12%	2.03%	1.93%		5.62%	5.62%	5.78%
International Retail Banking	2,013	779	736	60.5	179	234	184	61.5
Ratio	3.26%	1.29%	1.21%		1.17%	1.53%	1.21%
Global Wealth Management	125	79	12	39.5	(5)	3	(4)	38.4
Ratio	0.32%	0.20%	0.03%		(0.05%)	0.04%	(0.04%)
Other Consumer Loans	—	47	43	2.3	—	(1)	1	2.4

On-Balance Sheet Loans(2)	$7,791	$6,589	$6,023	$459.4	$1,925	$2,035	$1,633	$454.8
Ratio	1.83%	1.46%	1.31%		1.83%	1.82%	1.46%
Securitized Receivables (all in U.S. Cards)	1,296	1,314	1,403	95.9	1,162	1,591	871	94.7
Loans Held-for-Sale	10	—	—	—	4	15	4	0.3

Managed Loans(3)	$9,097	$7,903	$7,426	$555.3	$3,091	$3,641	$2,508	$549.8
Ratio	1.77%	1.45%	1.34%		2.44%	2.69%	1.85%
REGIONAL VIEW:
U.S.	$4,867	$4,872	$4,312	$338.1	$1,277	$1,306	$916	$333.1
Ratio	1.61%	1.47%	1.27%		1.71%	1.61%	1.11%
Mexico	557	624	541	14.7	43	90	106	15.0
Ratio	4.47%	4.21%	3.68%		1.42%	2.47%	2.87%
Europe, Middle East and Africa (EMEA)	1,734	499	487	36.9	229	274	250	36.5
Ratio	4.43%	1.39%	1.32%		2.38%	2.98%	2.77%
Japan	276	182	170	11.5	257	245	223	11.6
Ratio	1.86%	1.56%	1.48%		6.68%	8.41%	7.83%
Asia (excluding Japan)	328	376	473	54.1	114	109	136	54.7
Ratio	0.62%	0.70%	0.87%		0.87%	0.81%	1.01%
Latin America	29	36	40	4.1	5	11	2	3.9
Ratio	0.87%	0.93%	0.99%		0.56%	1.12%	0.21%

On-Balance Sheet Loans(2)	$7,791	$6,589	$6,023	$459.4	$1,925	$2,035	$1,633	$454.8
Ratio	1.83%	1.46%	1.31%		1.83%	1.82%	1.46%
Securitized Receivables (all in U.S. Cards)	1,296	1,314	1,403	95.9	1,162	1,591	871	94.7
Loans Held-for-Sale	10	—	—	—	4	15	4	0.3

Managed Loans(3)	$9,097	$7,903	$7,426	$555.3	$3,091	$3,641	$2,508	$549.8
Ratio	1.77%	1.45%	1.34%		2.44%	2.69%	1.85%

(1)
The ratios of 90 days or more past due and net credit losses are calculated based on end-of-period and average loans, respectively, both net of unearned income.

(2)
Total Loans and Total Average Loans exclude certain interest and fees on credit cards of approximately $3 billion and $4 billion, respectively, which are included in Consumer Loans on the Consolidated Balance Sheet.

(3)
This table presents consumer credit information on a held basis and shows the impact of securitizations to reconcile to a managed basis. Only U.S. Cards from a product view and North America from a regional view are impacted. Managed basis reporting is a non-GAAP measure. Held basis reporting is the related GAAP measure. For a discussion of managed basis reporting see the Cards business on page 9.

Reclassified to conform to the current period's presentation.

ALLOWANCE FOR CREDIT LOSSES
TOTAL CITIGROUP
(In millions of dollars)

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
Allowance for Credit Losses at Beginning of Period	$11,269	$10,894	$10,418	$10,015	$9,782

Gross Credit (Losses)	(2,451)	(2,452)	(3,444)	(2,614)	(2,183)	11%
Gross Recoveries	549	674	641	691	583	6%

Net Credit (Losses)/Recoveries (NCL's)	(1,902)	(1,778)	(2,803)	(1,923)	(1,600)	16%

NCL'S	1,902	1,778	2,803	1,923	1,600	(16%)
Reserve Releases(1)	(20)	(81)	(56)	(242)	(301)	NM
Reserve Builds(1)	—	154	409	182	150	—
Specific Reserve Releases/Utilizations	(105)	(170)	(720)	(22)	(81)	23%
Specific Reserve Builds	36	39	76	19	6	(83%)
Build for Purchased Distressed Loan Portfolios	—	—	13	11	22	—

Provision for Loan Losses	1,813	1,720	2,525	1,871	1,396	(23)%
Other (2)	(286)	(418)	(125)	(181)	(73)

Allowance for Credit Losses at End of Period	$10,894	$10,418	$10,015	$9,782	$9,505

Corporate Allowance for Unfunded Lending Commitments (3)	$600	$700	$800	$850	$900

Total Allowance for Loans, Leases and Unfunded Lending Commitments	$11,494	$11,118	$10,815	$10,632	$10,405

Total Allowance for Loans, Leases and Unfunded Lending Commitments as a Percentage of Total Loans	2.10%	2.00%	1.91%	1.82%	1.72%

(1)
Allowance for Credit Losses represents management's estimate of probable losses inherent in the portofolio. Attribution of the allowance is made for analytical purposes only, and the entire allowance is available to absorb probable credit losses inherent in the portfolio.

(2)
Includes all adjustments to the Allowance for Credit Losses, such as changes in the allowance from acquisitions, securitizations, foreign exchange translation, purchase accounting adjustments, etc. The significant items reported on this line for the periods presented include:

—
For the 2006 first quarter, reductions to the credit loss reserves of $90 million related to securitizations.

—
For the 2005 fourth quarter, reductions to the credit loss reserves of $186 million related to securitizations.

—
For the 2005 third quarter, reductions to the credit loss reserves of $137 million related to securitizations.

—
The 2005 third quarter includes the reclassification from Other Assets of $23 million of credit loss reserves related to the purchase of distressed loans.

—
For the 2005 second quarter, reductions to the credit loss reserves consisted of $132 million related to securitizations and portfolio sales, $110 million of purchase accounting adjustments related to the KorAm acquisition, and a $79 million reclass to a non-credit related reserve.

—
For the 2005 first quarter, reductions to the credit loss reserves of $129 million related to securitizations and $90 million from the sale of CitiCapital's transportation portfolio.

(3)
Represents additional credit reserves recorded as other liabilities on the Consolidated Balance Sheet.

NM Not meaningful

ALLOWANCE FOR CREDIT LOSSES
CONSUMER LOANS(1)
(In millions of dollars)

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
Allowance for Credit Losses at Beginning of Period	$8,379	$8,060	$7,714	$7,226	$6,922

Gross Credit (Losses)	(2,379)	(2,341)	(3,380)	(2,486)	(2,142)	10%
Gross Recoveries	454	544	454	451	509	12%

Net Credit (Losses)/Recoveries (NCL's)	(1,925)	(1,797)	(2,926)	(2,035)	(1,633)	15%

NCL'S	1,925	1,797	2,926	2,035	1,633	(15)%
Reserve Releases(2)	(20)	(81)	(56)	(242)	(301)	NM
Reserve Builds (2)	—	154	359	147	150	—
Specific Reserve Releases/Utilizations	(41)	(42)	(665)	(5)	(36)	12%
Specific Reserve Builds	5	7	20	1	—	(100)%
Build for Purchased Distressed Loan Portfolios	—	—	—	—	—	—

Provision for Loan Losses	1,869	1,835	2,584	1,936	1,446	(23)%
Other(3)	(263)	(384)	(146)	(205)	(88)

Allowance for Credit Losses at End of Period	$8,060	$7,714	$7,226	$6,922	$6,647

Net Consumer Credit (Losses) as a Percentage of Average Consumer Loans	1.83%	1.68%	2.68%	1.82%	1.46%
Consumer Allowance for Credit Losses As a Percentage of Total Consumer Loans	1.87%	1.78%	1.64%	1.52%	1.44%

(1)
Includes loans made to Global Wealth Management clients.

(2)
Allowance for Credit Losses represents management's estimate of probable losses inherent in the portofolio. Attribution of the allowance is made for analytical purposes only, and the entire allowance is available to absorb probable credit losses inherent in the portfolio.

(3)
Includes all adjustments to the Allowance for Credit Losses, such as changes in the allowance from acquisitions, securitizations, foreign exchange translation, purchase accounting adjustments, etc. The significant items reported on this line for the periods presented include:

—
For the 2006 first quarter, reductions to the credit loss reserves of $90 million related to securitizations.

—
For the 2005 fourth quarter, reductions to the credit loss reserves of $186 million related to securitizations.

—
For the 2005 third quarter, reductions to the credit loss reserves of $137 million related to securitizations.

—
For the 2005 second quarter, reductions to the credit loss reserves consisted of $132 million related to securitizations and portfolio sales, $110 million of purchase accounting adjustments related to the KorAm acquisition, and a $79 million reclass to a non-credit related reserve.

—
For the 2005 first quarter, reductions to the credit loss reserves of $129 million related to securitizations and $90 million from the sale of CitiCapital's transportation portfolio.

NM Not meaningful

ALLOWANCE FOR CREDIT LOSSES
CORPORATE LOANS(1)
(In millions of dollars)

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
Allowance for Credit Losses at Beginning of Period	$2,890	$2,834	$2,704	$2,789	$2,860

Gross Credit (Losses)	(72)	(111)	(64)	(128)	(41)	43%
Gross Recoveries	95	130	187	240	74	(22%)

Net Credit (Losses)/Recoveries (NCL's)	23	19	123	112	33	43%

NCL'S	(23)	(19)	(123)	(112)	(33)	(43%)
Reserve Releases (2)	—	—	—	—	—	—
Reserve Builds (2)	—	—	50	35	—	—
Specific Reserve Releases/Utilizations	(64)	(128)	(55)	(17)	(45)	30%
Specific Reserve Builds	31	32	56	18	6	(81%)
Build for Purchased Distressed Loan Portfolios	—	—	13	11	22	—

Provision for Loan Losses	(56)	(115)	(59)	(65)	(50)	11%
Other(3)	(23)	(34)	21	24	15

Allowance for Credit Losses at End of Period	$2,834	$2,704	$2,789	$2,860	$2,858

Net Corporate Credit (Losses) as a Percentage of Average Corporate Loans	NM	NM	NM	NM	NM
Corporate Allowance for Credit Losses As a Percentage of Total Corporate Loans	2.41%	2.18%	2.21%	2.22%	2.00%
Corporate Allowance for Unfunded Lending Commitments (4)	$600	$700	$800	$850	$900

Total Corporate Allowance for Loans, Leases and Unfunded Lending Commitments	$3,434	$3,404	$3,589	$3,710	$3,758

Total Allowance for Loans, Leases and Unfunded Lending Commitments as a Percentage of Total Corporate Loans	2.92%	2.75%	2.84%	2.88%	2.62%

(1)
Includes Loans related to the Alternative Investments and Corporate/Other segments.

(2)
Allowance for Credit Losses represents management's estimate of probable losses inherent in the portofolio. Attribution of the allowance is made for analytical purposes only, and the entire allowance is available to absorb probable credit losses inherent in the portfolio.

(3)
Includes all adjustments to the Allowance for Credit Losses, such as changes in the allowance from acquisitions, securitizations, foreign exchange translation, purchase accounting adjustments, etc. The significant items reported on this line for the periods presented include:

—
The 2005 third quarter includes the reclassification from Other Assets of $23 million of credit loss reserves related to the purchase of distressed loans.

(4)
Represents additional credit reserves recorded as other liabilities on the Consolidated Balance Sheet.

NM Not meaningful

CITIGROUP—COMPONENTS OF PROVISION FOR LOAN LOSSES
(In millions of dollars)

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006	1Q 2006 vs. 1Q 2005 Increase/ (Decrease)
U.S. Cards
Net Credit Losses	$756	$640	$649	$692	$446	(41%)
Credit Reserve Build/(Release)	—	—	30	(200)	(72)	—
U.S. Retail Distribution
Net Credit Losses	326	346	314	418	279	(14%)
Credit Reserve Build/(Release)	(17)	—	275	44	(55)	NM
U.S. Consumer Lending
Net Credit Losses	181	146	168	178	176	(3)%
Credit Reserve Build/(Release)	(1)	1	(56)	(8)	(31)	NM
U.S. Commercial Business
Net Credit Losses	12	12	8	16	14	17%
Credit Reserve Build/(Release)	(12)	(6)	13	(34)	(38)	NM
International Cards
Net Credit Losses	160	157	168	182	218	36%
Credit Reserve Build/(Release)	(5)	18	24	35	94	NM
International Consumer Finance
Net Credit Losses	316	321	334	313	319	1%
Credit Reserve Build/(Release)	—	1	(10)	—	(16)	—
International Retail Banking
Net Credit Losses	179	181	1,288	234	184	3%
Credit Reserve Build/(Release)	(9)	19	(649)	51	(77)	NM
Global Wealth Management:
Smith Barney
Net Credit Losses	—	—	—	—	—	—
Credit Reserve Build/(Release)		4	7	1	1	—
Private Bank
Net Credit Losses	(5)	(5)	(1)	3	(4)	20%
Credit Reserve Build/(Release)	(11)	1	24	11	8	NM
Other	(1)	(1)	(2)	—	—	100%

Consumer Provision for Loan Losses	1,869	1,835	2,584	1,936	1,446	(23%)

Corporate and Investment Banking:
Capital Markets and Banking
Net Credit Losses	(14)	(16)	(118)	(117)	(34)	NM
Credit Reserve Build/(Release)	(32)	(100)	63	35	(17)	47%
Transaction Services
Net Credit Losses	(12)	1	(3)	5	1	NM
Credit Reserve Build/(Release)	(1)	1	4	12	—	100%
Other	3	—	(3)	—	—	(100%)
Alternative Investments
Net Credit Losses	—	—	(2)	—	—
Corporate/Other						—
Net Credit Losses	—	(1)	—	—	—	—

Corporate Provision for Loan Losses	(56)	(115)	(59)	(65)	(50)	11%

Total Provision for Loan Losses	$1,813	$1,720	$2,525	$1,871	$1,396	(23%)

NM Not meaningful

Reclassified to conform to the current period's presentation.

NON-PERFORMING ASSETS
(In millions of dollars)

	1Q 2005	2Q 2005	3Q 2005	4Q 2005	1Q 2006
CASH-BASIS AND RENEGOTIATED LOANS
Corporate Cash-Basis Loans
Collateral Dependent (at lower of cost or collateral value)	$8	$8	$6	$6	$—
Other	1,724	1,588	1,204	998	821

Total Corporate Cash-Basis Loans (1)	$1,732	$1,596	$1,210	$1,004	$821

Corporate Cash-Basis Loans
JENA(2)	$510	$406	$276	$166	$151
Other International(3)	1,222	1,190	934	838	670

Total Corporate Cash-Basis Loans (1)	$1,732	$1,596	$1,210	$1,004	$821

Corporate Cash-Basis Loans as a % of Total Corporate Loans(1)	1.47%	1.29%	0.96%	0.78%	0.57%
Total Consumer Cash-Basis Loans	$5,070	$4,699	$3,821	$4,020	$3,752

Renegotiated Loans (includes Corporate and Commercial Business Loans)	$36	$31	$29	$32	$30

OTHER REAL ESTATE OWNED AND OTHER REPOSSESSED ASSETS
Consumer	$286	$248	$283	$279	$322
Corporate and Investment Banking	127	133	153	150	144

TOTAL OTHER REAL ESTATE OWNED (4)	$413	$381	$436	$429	$466

OTHER REPOSSESSED ASSETS(5)	$74	$49	$57	$62	$52

(1)
Excludes purchased distressed loans that are accreting interest. The carrying value of these loans was: $1,295 million at March 31, 2005, $1,148 million at June 30, 2005, $1,064 million at September 30, 2005, $1,120 million at December 31, 2005 and $1,206 million at March 31, 2006.

(2)
JENA includes Japan, Western Europe and North America.

(3)
Other International includes Asia (excluding Japan), Mexico, Latin America, Central and Eastern Europe, the Middle East and Africa.

(4)
Represents repossessed real estate, carried at lower of cost or fair value, less costs to sell.

(5)
Primarily transportation equipment, carried at lower of cost or fair value, less costs to sell.